WORLD MOTO, INC

CONVERTIBLE DEBENTURE

$112,000.00	March 26, 2015

THIS DEBENTURE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AS TO THIS DEBENTURE OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            FOR VALUE RECEIVED, the undersigned, World Moto, Inc, a Nevada corporation (the "Company" or the “Borrower”), hereby promises to pay to Macallan Partners, LLC (the "Lender"), or its registered assigns, the principal sum of ONE HUNDRED TWELVE THOUSAND dollars ($112,000.00) subject to an approximate Original Issue Discount of 10.71% for an aggregate purchase price of $100,000.00, together with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) on the unpaid principal balance of this Debenture from the date of this Debenture until paid, at the rate of Ten percent (10%) per annum.

              1.        PAYMENT.

                          (a)        Payments of the principal of and interest on this Debenture shall be made in lawful money of the United States of America at the current address of the registered holder of this Debenture as recorded in the Company’s books. Payments shall be made by mandatory conversion, unless this Debenture is prepaid at the Company’s option in accordance with Section 1(c) or unless there is a default in accordance with Section 5(b).

                          (b)        Interest accruing on the outstanding principal balance of this Debenture during the term of this Debenture shall be paid at the Maturity Date, which shall be September 30, 2015. Upon the occurrence of any Event of Default (as such term is defined hereinafter) and acceleration of the indebtedness hereunder, or after the Maturity Date (including without limitation any time from and after the entry of a judgment for sums due), any unpaid principal of this Debenture shall bear interest at the rate of eighteen percent (18%) per annum until paid. There shall be a 10 day grace period for payments to be made hereunder (but interest shall be computed to the actual date of payment).

                          (c)        The outstanding principal balance of this Debenture, together with all accrued but unpaid interest thereon, may be prepaid, at the Company's option at any time prior to the Maturity Date, provided that the Company shall give written notice of any such prepayment to the registered holder of this Debenture no later than ten (10) business days prior to the date the Company intends to make a prepayment (the “Prepayment Date”). Such amount must be paid in cash on or before the next business day following the expiration of the 10 business day notice period. Notwithstanding the Company’s notification of prepayment, the Lender may still convert any remaining balance of this Debenture pursuant to its terms until full prepayment has occurred. Upon the Prepayment Date the Company shall pay a prepayment penalty on the outstanding principal balance plus all accrued and unpaid interest thereon and any applicable fees and expenses (the “Prepayment Penalty”). Upon the Prepayment Date the Company shall pay a prepayment penalty based upon the following schedule: If prepayment is made within 60 days from the date of this Debenture then 125% of the outstanding principal balance plus all accrued and unpaid interest thereon will be due, if prepayment is made between 61-120 days from the date of this Debenture then 135% of the outstanding principal balance plus all accrued and unpaid interest thereon will be due, if prepayment is made between 121 days from the date of this Debenture and the maturity date then 150% of the outstanding principal balance plus all accrued and unpaid interest thereon will be due (the “Prepayment”).

              2.        REGISTRATION AND TRANSFER.

                          (a)        The Company shall maintain at its principal executive offices a register for this Debenture, in which the Company shall record the name and address of the person in whose name this Debenture has been issued and the name and address of each transferee and prior owner thereof. The Company may deem and treat the person in whose name this Debenture is so registered as the holder and owner thereof for all purposes and all notices hereunder to the registered holder may be to the address indicated on such register.

                          (b)        This Debenture may be transferred only by the surrendering thereof for registration of transfer duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder. The Company may condition its registration of such transfer upon (a) the opinion of counsel reasonably acceptable to the Company that the transfer of this Debenture does not violate the Act or any state securities or blue sky laws, and (b) the payment to it of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

              3.        COMMON STOCK CONVERSION RIGHTS AND SHARE RESERVATION RIGHTS.

                          (a)        The Lender has the right, at any time after the date of this debenture, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest (and any other fees) on this Debenture, into fully paid and non-assessable shares of common stock of the Company as per the following conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to: 60% of the lowest traded price during the 20 trading days prior to the election to convert. If the Company’s common stock price closes below 0.002 at any time while this Debenture is outstanding then an additional 15% discount will apply to the conversion price. However, if the Company’s common stock price at any time loses “the bid” (ex: .0001 on “the ask” with zero market makers on the bid as per level 2 quotations), then the conversion price may, in the Lender’s sole and absolute discretion, be reduced to a fixed price of .00001. Notice of Lender’s conversion may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from Borrower to Lender regarding calculations in the conversion notice within 24 hours of delivery of the conversion notice, the Company shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such conversion notice and waived any objection thereto. The Company shall deliver the shares from any conversion to Lender (in any name directed by Lender) within 2 (two) business days of conversion notice delivery. At no time will the lender convert any amount of the Debenture into common stock that would result in the lender owning more than 4.99% of the company’s common stock outstanding.

                          (b)        The obligations of the Borrower under this Debenture shall be secured by shares of the common stock of the Company, assigned to a reserve to be administered by the Company’s Transfer Agent, for the benefit of the Lender. The Borrower shall irrevocably place 85,000,000 shares of the Company’s common stock on reserve with the Company’s Transfer Agent to ensure that there are sufficient shares available for the conversion of this Debenture. So long as any portion of the Debenture(s) is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debenture(s), a number of shares of Common Stock equal to, at minimum, 4 times (4x) the value of the outstanding principal and interest of the Debenture(s) as shall from time to time be necessary to effect the conversion of all of the Debenture(s) then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”).

                          (c)        Insufficient Authorized Shares. If, notwithstanding Section 3(b), and not in limitation thereof, at any time while any of the Debenture(s) remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debenture(s) at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debenture(s) then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than thirty (30) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

                          (d)        In the event that the outstanding shares of the common stock subject to the conversion are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, re-capitalization, re-classification, stock split, stock dividend or combination of shares, the Company shall make an appropriate and equitable adjustment in the number and kind of shares as to which the conversion shall be applicable, to the end that after such event the Lender’s proportionate interest is preserved after the occurrence of such event.

                          (e)        If Borrower fails to deliver shares in accordance with the timeframe stated this Section; the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Company (under Lender’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of this Debenture). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of this Debenture (under Lender’s and Borrower’s expectations that any penalty amounts will tack back to the original date of this Debenture).

              4.        ADJUSTMENT FOR CAPITAL CHANGES; MERGER OR CONSOLIDATION; NON-DILUTION PROVISIONS.

                          (a)        If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or engages in any reclassification, exchange or substitution transaction (an “Event”), then the conversion price shall be automatically adjusted to provide the Lender with the same percentage ownership in the Stock of the Company that it would have had if the conversion had been accomplished immediately prior to the Event.

                          (b)        If any merger or consolidation of the Company or the sale of all or substantially all of its assets shall occur, then, as a condition to such merger, consolidation or sale, lawful and adequate provision shall be made whereby the registered holder of this Debenture shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein (including, without limitation, payment of the applicable Conversion Price) and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon conversion of this Debenture, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such shares of Common Stock immediately theretofore receivable by such holder had such merger or consolidation not taken place. The Company shall not affect any such consolidation or merger, unless prior to or simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such consolidation or merger shall assume, by written instrument executed and delivered to the holder, the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to receive.

                          (c)        The Company will at all times reserve and keep available out of its authorized Common Stock, for the purpose of issuance upon conversion of this Debenture as herein provided, the maximum number of shares of Common Stock as shall then be issuable upon the exercise of the conversion privileges set forth herein. The Company covenants that all shares which shall be so issuable shall, upon the conversion of this Debenture as herein provided, be duly and validly issued and fully paid and nonassessable by the Company.

              5.        EVENTS OF DEFAULT.

                          (a)        The following shall constitute an event of default (an “Event of Default”):

                            (i)          the Company shall fail to pay any principal under this Debenture when due and payable (or payable by conversion) thereunder; or

                            (ii)        the Company shall fail to pay any interest or any other amount under this Debenture when due and payable (or payable by conversion) thereunder; or

                            (iii)       a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or

                            (iv)       the Company shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or

                            (v)        the Company shall make a general assignment for the benefit of creditors; or

                            (vi)        the Company shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary insolvency proceeding shall be commenced or filed against the Company; or

                            (viii)      the Company shall lose its status as “DTC Eligible” or the Company’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or

                            (ix)        the Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC or otherwise causing a class of the Company’s equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended; or

                            (x)        the Company shall fail to maintain the Required Reserve Amount as set forth in Section 3(b) or shall otherwise fail to maintain sufficient common shares authorized and available to satisfy the lender’s conversions for as long as this Debenture remains unpaid in whole or in part (It is understood and agreed between the Lender and the Company that the Company currently does not have sufficient authorized shares to establish the Required Reserve Amount for the benefit of the Lender that the Company has 30 days from the date of this debenture to establish the Required Reserve Amount).

                            (xi)        the Company shall fail to maintain communication with Lender or shall fail to update its contact information with Lender or shall otherwise ignore the Lender’s attempts at communication.

                            (xii)        the Company shall fail to maintain a listing on the OTC Markets exchange or any higher tier exchange or shall otherwise fail to maintain a minimum bid quotation of .0001 (“no bid”).

                          (b)        Upon the occurrence of an Event of Default, the Lender may declare by written notice all the then unpaid principal and interest outstanding, as well as any applicable penalties, fees and a penalty of 150% of the unpaid principal balance to be due and payable, without presentation, demand, protest or notice of dishonor, all of which the Company hereby waives. Interest accruing after an Event of Default shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

                          (c)        At any time that the Company is in default of its obligations under this Debenture, the Company shall not take the following actions without written consent of the Lender:

                          (i)          Engage in any merger, sale or other transaction not in the ordinary course of business; or

                          (ii)         Incur Indebtedness exceeding two times (2x) the outstanding principal, interest, and all other applicable fees and penalties owed on this Debenture unless said indebtedness will be incurred to pay off this Debenture; or

                          (iii)         Make any payment, including salaries, to any stockholder or affiliate of the Company; or

                          (iv)         Make any changes to the bylaws or certificate of incorporation of the Company; or

                          (v)          Declare or pay any dividend in cash, stock or other property; or

                          (vi)         Make any payment on any other unsecured debt obligation of the Company; or

                          (vii)        Issue any additional stock of any kind of the Company

                          (d)        Should the indebtedness represented by this Debenture or any part thereof be collected in any proceeding or placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

              6.        NEGATIVE COVENANTS.

                          (a)        For so long as the Lender or any of its affiliates hold any unpaid portion of this Debenture, the Company and its affiliates are prohibited from, among other things, voting any securities of Company’s Corporation, in favor of:

                                   (i)          An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries,

                                   (ii)         A sale or transfer of a material amount of Company’s assets or its subsidiaries’ assets,

                                   (iii)        Intentionally Left Blank

                                   (iv)        Any other material change in Company’s business or corporate structure,

                                   (v)          Intentionally Left Blank

                                   (vi)         Causing a class of Company’s securities to be delisted from a national securities association,

                                   (vii)       Causing a class of Company’s equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended,

                                   (viii)       Terminating Company’s transfer agent without finding a suitable replacement transfer agent,

                                   (ix)         Taking any action which would impeded the purposes and objects of this Debenture,

                                   (x)          Taking any action, intention, plan or arrangement similar to any of those enumerated above.

              7.        MISCELLANEOUS.

                          (a)        If the date of any payment required by this Debenture be Saturday, Sunday or a bank holiday, such payment shall be payable on the first business day following such date.

                          (b)        The Company hereby expressly waives presentment, demand, protest or any other notice whatsoever.

                          (c)        Intentionally Left Blank

                          (d)        This Debenture shall be binding upon and shall inure to the benefit of the parties hereto, their successors, heirs and assigns.

                           (e)        The invalidity or partial invalidity of any provision of this Debenture shall affect only such provision or part thereof and the balance of this Debenture shall remain in effect.

                           (f)        The Company shall file a Form 8-K with the SEC disclosing this Debenture and all of its terms within the timeframe mandated by the Commission.

                           (g)        It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

              8.        TERMS OF FUTURE FINANCINGS.

                          (a)        So long as the Debenture is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Lender in the Debenture, then the Company shall notify the Lender of such additional or more favorable term(s) and such term(s), at the Lender’s option, shall become a part of the terms contained herein this Debenture. The types of terms contained in another security that may be more favorable to the holder of such security include but are not limited to: terms addressing conversion discounts and terms addressing transfer agent reserve shares.

              9.        INFORMATION.

                          (a)        The Lender and its advisors, if any, have been, and for so long as the Debenture remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Lender or its advisors. The Lender and its advisors, if any, have been, and for so long as the Debenture remains outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Lender any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Lender. The Lender is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

              10.      CHOICE OF LAW & VENUE.

                          (a)        All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New York. The parties hereby consent to personal jurisdiction and venue in New York.

              11.      WAIVER OF TRIAL BY JURY.

                          (a)        Each Party to this Agreement agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this Agreement shall be tried only by a court and not by a jury. Each and every party hereby knowingly, expressly, voluntarily and intentionally waives any right to a trial by jury in any such suit, action or proceeding.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be executed, sealed and delivered on the date first above written.

World Moto, Inc

By:	/s/ Paul Giles
Name: Paul Giles
Title: CEO

Macallan Partners LLC.

By:	/s/ Adam Didia
Name: Adam Didia
Title: Member